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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Calgene II, Inc. on Form S-4 of our reports dated August 18, 1995 and August 10, 1994 (relating to the consolidated financial statements of Gargiulo P.R., Inc. and its Subsidiary and the consolidated financial statements of NTGargiulo P.R., Inc., respectively, such financial statements are not presented separately herein) appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



LANDA, UMPIERRE & COMPANY
San Juan, Puerto Rico


February 1, 1996